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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Golden State Bancorp Inc.:

  We consent to the incorporation by reference in the Registration Statement on Form S-4 of Golden State Bancorp Inc. of our report dated July 23, 1997, except for Note 24 of notes to the consolidated financial statements which is as of August 18, 1997, with respect to the consolidated balance sheets of Glendale Federal Bank, Federal Savings Bank, and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the Form 8-K of Golden State Bancorp Inc. dated September 23, 1997, and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Los Angeles, California
April 2, 1998